UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Amended and Restated Contribution Agreement – Holiday Inn El Paso – El Paso, Texas

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on January 14, 2021, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into a Legendary Equity Preservation UPREIT (Pat. Pend.) Contribution Agreement with HD Sunland Park Property LLC (the “Contributor”), dated as of January 8, 2021 (the “Original Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 175-room Holiday Inn El Paso West Sunland Park hotel property located in El Paso, Texas (the “Holiday Inn El Paso”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On May 12, 2021, the Operating Partnership and the Contributor entered into an Amended and Restated Contribution Agreement (the “Amended Contribution Agreement”) which reinstated and amended the Original Agreement. The aggregate contractual consideration under the Amended Contribution Agreement, which remains unchanged from the Original Agreement, is $9.7 million plus closing costs, subject to adjustment as provided in the Amended Contribution Agreement. The consideration consists of a new loan entered into by subsidiaries of the Operating Partnership with EPH Development Fund LLC, which is the lender under the existing loan secured by the Holiday Inn El Paso (the “Lender”) of $7.9 million secured by the Holiday Inn El Paso (described in Item 2.03 below), the issuance by the Operating Partnership of 150,000 Series T Limited Units of the Operating Partnership, and the payment by the Operating Partnership of $300,000 in cash.

Pursuant to the Amended Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 6.0% of the unit value for the second year after closing and up to 8.0% of the unit value for the third year after closing, depending upon the net operating income (“NOI”) of the Holiday Inn El Paso during each such applicable year. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Contributor, up to 48 months, after the closing. The number of Common Limited Units to be issued to the Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the Holiday Inn El Paso less amounts incurred or accrued by the Operating Partnership for (i) $100,000 contribution towards closing costs, (ii) the loan balance outstanding as of the closing date as assumed by Operating Partnership, (iii) loan assumption fees and related expenses, (iv) if applicable, costs of defeasance and related expenses, (v) property improvement plan (“PIP”) and capital expenditures, (vi) operating cash infused by the Operating Partnership, (vii) any shortfall of a 10% minimum cumulative yield on the Company’s invested capital, and (viii) any other unrealized or unreimbursed costs of operating the Holiday Inn El Paso, calculated pursuant to the terms of the Amended Contribution Agreement, which may be higher or lower than the initial valuation.

Acquisition of Holiday Inn El Paso

On May 12, 2021, the Contributor contributed the Holiday Inn El Paso to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the Holiday Inn El Paso with proceeds from the Company’s ongoing private offering, Series T units issued to the Contributor as described above, and a new loan secured by the Holiday Inn El Paso (described above and discussed in more detail in Item 2.03 below).

Management of Holiday Inn El Paso

On May 12, 2021, the Company, through its subsidiary LF3 El Paso TRS, LLC (the “TRS Subsidiary”) assumed the existing Management Agreement with Elevation Hotel Management, LLC (“EHM”) with amendments (the “EHM Management Agreement”), to provide property management and hotel operations management services for the Holiday Inn El Paso.  The EHM Management Agreement has an initial term of 90 days after its effective date. Pursuant to the EHM Management Agreement, LF3 El Paso, LLC, a subsidiary of the Company and owner of the

Holiday Inn El Paso (the “Owner”) agrees to pay to EHM a management fee equal to 3% of total revenues plus an accounting fee of $1,800 per month for accounting services.  As a condition to the loan agreement described under Item 2.03 below, the TRS Subsidiary must enter into a Management Agreement with NHS, LLC dba National Hospitality Services (“NHS”), an affiliate of the Advisor which is wholly-owned by Norman Leslie, a director and executive officer of the Company and a principal of the Advisor, to act as co-manager of the Holiday Inn El Paso, and amend the EHM Management Agreement such that EHM will act as co-manager of the Holiday Inn El Paso.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On May 12, 2021, in connection with the contribution of the Holiday Inn El Paso to the Operating Partnership, and pursuant to the Loan Agreement, dated as of May 12, 2021 (the “Loan Agreement”), the Owner and TRS Subsidiary (collectively, the “Borrower”) entered into a new $7.9 million loan with EPH Development Fund LLC, which is the lender under the existing loan secured by the Holiday Inn El Paso (the “Lender”), which is secured by the Holiday Inn El Paso (the “Holiday Inn El Paso Loan”). The Holiday Inn El Paso Loan is evidenced by a promissory note and has a fixed interest rate of 5.0% per annum.  The Holiday Inn El Paso Loan matures on May 15, 2023, which may be extended by the Borrower until May 15, 2024 upon satisfaction of certain conditions contained in the Loan Agreement, including no then-existing event of default and satisfaction of certain financial covenants. The Holiday Inn El Paso Loan requires monthly payments of interest-only throughout the term, with the outstanding principal and interest due at maturity. The Borrower has the right to prepay the Holiday Inn El Paso Loan in full subject to certain fees, costs and conditions contained in the loan documents. The Loan Agreement requires Borrower to maintain a cash management account and fund interest reserve and FF&E reserve accounts at closing.

The Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Loan Agreement, the Lender may accelerate the repayment of amounts outstanding under the Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Loan Agreement, the Operating Partnership entered into a Guaranty (the “OP Guaranty”) with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the OP Guaranty.  Further, the Operating Partnership agrees to maintain a net worth of at least $100 million during the term of the OP Guaranty, and the Operating Partnership and the Lender will agree upon minimum liquid asset and unrestricted cash balance requirements and will amend the OP Guaranty to incorporate these requirements. Further, pursuant to the Loan Agreement, Corey Maple, the Company’s Chief Executive Officer (“Guarantor”), entered into a Guaranty with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the Guaranty, which is (i) a full recourse guarantee to the Lender in certain circumstances, including the occurrence of certain events, including, without limitation, certain bankruptcy or insolvency proceedings involving the Borrower, and (ii) recourse guarantee limited to the payment of all claims, actions, suits, damages, losses, expenses or other obligations actually incurred by the Lender as a result of certain “bad boy” events, including willful misconduct, criminal acts, fraud or intentional or willful misrepresentation in connection with the loan documents, damage to the collateral caused by acts or omissions of the Borrower or Guarantor, the manager of the Holiday Inn El Paso or their employees, officers, directors, owners or affiliates, all as further described in the Guaranty. Further, Guarantor agrees to maintain certain minimum liquid assets and net worth levels during the term of the Guaranty, as further described in the Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: May 17, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary